Exhibit 99.1
NEWS

CONTACT: Kara Stancell, Investor Relations & Corporate Communications (480) 291-5854	7720 N Dobson Road Scottsdale, AZ 85256 (602) 808-8800 www.Medicis.com
MEDICIS REPORTS THIRD QUARTER 2009 FINANCIAL RESULTS
SCOTTSDALE, Ariz.—November 4, 2009—Medicis (NYSE:MRX) today announced revenues of approximately $151.8 million for the three months ended September 30, 2009, compared to revenues of approximately $115.4 million for the three months ended September 30, 2008, representing an increase of approximately 31.5%. This increase was due primarily to the strength of SOLODYN® and the launch of DYSPORT™ during the quarter.
Non-generally accepted accounting principles (non-GAAP) net income per diluted share (defined below) for the three months ended September 30, 2009, was $0.50, compared to non-GAAP net income per diluted share of $0.26 for the three months ended September 30, 2008, representing an increase of approximately 91.8%.
The Company’s achievement of approximately $151.8 million in revenues is consistent with the Company’s previously published guidance of approximately $147-$154 million for the three months ended September 30, 2009. Non-GAAP net income per diluted share of $0.50 compares favorably to the Company’s previously published guidance of approximately $0.36-$0.42 in net income per diluted share for the three months ended September 30, 2009. As a result of the third quarter financial results, the Company has raised its revenue and EPS guidance for the calendar year (see “2009 Guidance” below).
“We are pleased to announce another record quarter fueled by the strength of SOLODYN,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We are encouraged by the positive physician and patient response to DYSPORT. As we look to year’s end, we are focused on our research and development efforts, having achieved our goal of three product approvals in 2009.”
Non-GAAP net income for the three months ended September 30, 2009, was approximately $32.1 million, compared to non-GAAP net income of approximately $16.1 million for the three months ended September 30, 2008, representing an increase of approximately 99.1%. Non-GAAP net income for the three months ended September 30, 2009, excludes charges totaling approximately $11.0 million (net), consisting of a $17.0 million charge (pre-tax) for upfront and milestone research and development (R&D) payments to Medicis partners and an income tax benefit of approximately $6.0 million related to these transactions.

GAAP net income for the three months ended September 30, 2009, was approximately $21.1 million, compared to GAAP net loss of approximately ($14.7) million for the three months ended September 30, 2008. GAAP net income per diluted share for the three months ended September 30, 2009, was $0.33, compared to GAAP net loss per diluted share of ($0.26) for the three months ended September 30, 2008.
Acne Products
Medicis recorded revenues of approximately $106.8 million from sales of its acne products for the three months ended September 30, 2009, compared to revenues of approximately $66.3 million for the three months ended September 30, 2008, representing an increase of approximately 61.1%. This increase is due primarily to increased sales of SOLODYN and TRIAZ® in the quarter. Medicis acne products include primarily PLEXION®, SOLODYN, TRIAZ and ZIANA®.
Non-Acne Products
Medicis recorded revenues of approximately $35.5 million associated with its non-acne products for the three months ended September 30, 2009, compared to revenues of approximately $34.1 million for the three months ended September 30, 2008, representing an increase of approximately 4.2%. This increase is due primarily to increased sales of RESTYLANE® and the launch of DYSPORT in the quarter, offset by a decrease in LOPROX® sales. Medicis non-acne products include primarily DYSPORT, LOPROX, PERLANE®, RESTYLANE and VANOS®.
Other Non-Dermatological Products
Medicis recorded revenues of approximately $9.5 million associated with its other non-dermatological products for the three months ended September 30, 2009, compared to revenues of approximately $15.1 million for the three months ended September 30, 2008, representing a decrease of approximately 36.9%. This decrease is due primarily to a decrease in contract revenue. Medicis other non-dermatological products include primarily AMMONUL®, BUPHENYL®, LIPOSONIX®1 and contract revenue.
Other Income Statement Items
Gross profit margin for the three months ended September 30, 2009, increased approximately 0.5 percentage points to approximately 91.1%, compared to approximately 90.6% for the three months ended September 30, 2008. This increase was due primarily to increased sales of the higher-margin product SOLODYN.
Selling, general and administrative (SG&A) expense for the three months ended September 30, 2009, was approximately $71.9 million, or approximately 47.4% of revenues, compared to approximately $71.6 million, or approximately 62.0% of revenues, for the three months ended September 30, 2008. The Company continues to manage cost structure in non-strategic areas to achieve profitability objectives. This flat year-over-year cost structure, which includes three product launches, is evidence of the success to date of these efforts.
R&D expense for the three months ended September 30, 2009, was approximately $27.4 million, compared to approximately $37.6 million, inclusive of a $30.5 million acquired in-process R&D charge associated with the acquisition of LipoSonix, for the three months ended September 30, 2008. This represents a decrease of approximately 27.2%. R&D expense for the three months ended September 30, 2009, includes upfront and milestone payments to Medicis partners of $17.0 million.

2009 Guidance
Based upon information currently available, the Company’s financial guidance for the remainder of 2009 is as follows:

	Calendar 2009
	(in millions, except per share amounts)
	First	Second	Third	Fourth	Calendar
	Quarter	Quarter	Quarter	Quarter	Year End
	(3/31/09)	(6/30/09)	(9/30/09)	(12/31/09)	2009
	Actual	Actual	Actual	Estimated	Estimated

Revenue	$100	$141	$152	$168-$174	$561-$567

Non-GAAP diluted net income per share objectives	$0.09	$0.39	$0.50	$0.58-$0.62	$1.56-$1.60
Additional 2009 Guidance Considerations
▪	The Company is anticipating a significant increase in R&D and SG&A spending in the fourth quarter of 2009 as compared to the third quarter of 2009. The sequential increase in R&D expense is primarily related to costs associated with the U.S. clinical trials for LIPOSONIX. The sequential increase in SG&A expense is primarily attributable to promotional costs associated with the launch of DYSPORT in the U.S.

▪	Revenue and non-GAAP diluted net income per share objectives include a full year of SOLODYN revenue with no additional generic entry;

▪	annual gross profit margins of approximately 90-91% of revenues;

▪	annual SG&A expense of approximately 51-53% of revenues;

▪	annual R&D expense of approximately 7-9% of revenues;

▪	annual depreciation and amortization expense of approximately $30 million;

▪	annual effective tax rate of approximately 37-38%;

▪	the non-GAAP diluted net income per share figures above incorporate the impact of share-based compensation expense, totaling approximately $18-$20 million for the year; and

▪	fully diluted weighted average shares outstanding of approximately 62-64 million shares for the year.
The above guidance could be materially impacted by the following:
▪	the timing of potential approvals of generic versions of SOLODYN, as well as potential commercial launches of such products;

▪	the timing of additional SOLODYN patent allowances, if any;

▪	uncertainty relating to the Company’s continued ability to utilize the SOLODYN Patient Access Card in the current manner, which may affect the average selling price;

▪	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises;

▪	the financial impact of changes in accounting or governmental pronouncements; and

▪	potential special charges associated with business development transactions and R&D milestones, contract payments or impairment charges on the Company’s assets.
Diluted Net Income Per Share
Diluted net income per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.
Use of Non-GAAP Financial Information
The Company has disclosed non-GAAP financial information in this press release to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP financial measures are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-GAAP net income excludes certain items, such as charges for R&D, transaction costs, gains and losses related to business development activities, the impairment of long-lived assets and litigation reserves. These items may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such items and the related tax effects when analyzing its financial results as the items are distinguishable events. Management believes that, by viewing the Company’s results of operations excluding these items, investors are given an indication of the ongoing results of the Company’s operations.
About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the brands DYSPORT™ (abobotulinumtoxinA) 300 Units for Injection, PERLANE®, RESTYLANE®, DYNACIN® (minocycline HCl Tablets, USP), LIDEX® (fluocinonide) Cream 0.05%, LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, PLEXION® (sodium sulfacetamide 10% and sulfur 5%) Cleanser, Cleansing Cloths, Cream and Topical Suspension, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide) 3%, 6% and 9% Cleansers, Gels, Pads and Foaming Cloths, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, the LIPOSONIX®1 System and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including:
▪	Medicis’ future prospects;

▪	revenues, gross profit margin, expenses, tax rate and net income per share guidance;

▪	information regarding business development activities and future regulatory approval of the Company’s products;

▪	the commercial success of the Company’s products;

▪	the patentability of certain intellectual property;

▪	the potential for generic competition to SOLODYN and other Medicis products;

▪	the future expansion of the aesthetics market; and

▪	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the FDA approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands, including the RESTYLANE franchise. The RESTYLANE franchise currently includes PERLANE and RESTYLANE.
In addition to the considerations set forth above, there are a number of important factors that could cause actual results to differ materially from those projected, including:
▪	the anticipated size of the markets and demand for Medicis’ products;

▪	the availability of product supply or changes in the costs of raw materials;

▪	the receipt of required regulatory approvals;

▪	competitive developments affecting our products, such as the FDA approvals of Elevess™, Evolence®, Hydrelle™, Juvederm® Ultra, Juvederm® Ultra Plus, Prevelle™ Silk, Radiesse® and Sculptra®, competitors to RESTYLANE and PERLANE, and generic forms of our DYNACIN Tablets, LOPROX, PLEXION, SOLODYN, TRIAZ or VANOS products;

▪	product liability claims;

▪	the introduction and/or passage of federal and/or state laws and/or regulations relating to the Company’s business, including but not limited to passage of new laws affecting the ability to settle patent litigation;

▪	dependence on sales of key products;

▪	changes in the treatment practices of physicians that currently prescribe the Medicis products, including prescription levels;

▪	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

▪	dependence on Medicis’ strategy (including the uncertainty of license payments and/or other payments due from third parties);

▪	changes in reimbursement policies of health plans and other health insurers;

▪	the timing and success of new product development by Medicis or third parties;

▪	the inability to secure patent protection from filed patent applications, inadequate protection of Medicis’ intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights or the Company’s expectation regarding the ability to receive 30-month stays;

▪	the risks of pending and future litigation or government investigations; and

▪	other risks described from time to time in Medicis’ filings with the SEC.
Forward-looking statements represent the judgment of Medicis’ management as of the date of this release and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The LIPOSONIX® System is not cleared for sale in the U.S.

Medicis Pharmaceutical Corporation
Summary Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Product revenues	$150,311	$110,574	$385,605	$368,668
Contract revenues	1,500	4,851	7,270	13,111

Total revenues	151,811	115,425	392,875	381,779

Cost of revenues	13,540	10,848	36,053	31,185

Gross profit	138,271	104,577	356,822	350,594

Operating expenses:
Selling, general and administrative	71,936	71,575	214,014	215,509
Research and development	27,405	7,143	52,752	49,333
In-process research and development	—	30,500	—	30,500
Depreciation and amortization	7,112	7,078	22,189	20,579

Total operating expenses	106,453	116,296	288,955	315,921

Operating income (loss)	31,818	(11,719)	67,867	34,673

Other (income) expense, net	(1,492)	2,593	(862)	5,465

Interest income, net	(484)	(2,377)	(3,017)	(14,472)

Income tax expense	12,646	2,722	34,677	24,802

Net income (loss)	$21,148	$(14,657)	$37,069	$18,878

Basic net income (loss) per common share	$0.36	$(0.26)	$0.63	$0.33

Diluted net income (loss) per common share	$0.33	$(0.26)	$0.60	$0.33

Shares used in basic net income (loss) per common share	57,476	56,698	57,101	56,517

Shares used in diluted net income (loss) per common share	63,317	56,698	63,028	56,517

Cash flow from (used in) operations	$86,414	$(7,651)	$137,436	$40,725

Medicis Pharmaceutical Corporation
Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
Assets
Cash, cash equivalents & short-term investments	$496,820	$343,885
Accounts receivable, net	60,307	52,588
Inventory, net	26,649	24,226
Deferred tax assets	62,509	53,161
Other current assets	21,657	19,676

Total current assets	667,942	493,536
Property & equipment, net	25,928	26,300
Intangible assets, net	312,589	318,191
Deferred tax asset	65,911	77,149
Long-term investments	28,164	55,333
Other assets	2,414	2,925

Total assets	$1,102,948	$973,434

Liabilities and stockholders’ equity
Total current liabilities	$274,844	$185,901
Contingent convertible senior notes 2.5%, due 2032	169,145	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	10,382	14,513
Stockholders’ equity	648,396	603,694

Total liabilities and stockholders’ equity	$1,102,948	$973,434

Working capital	$393,098	$307,635

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended			Nine months ended
	September 30, 2009			September 30, 2009
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$21,148			$37,069
Less: income allocated to participating securities	(684)			(1,133)

GAAP net income attributable to common shareholders	20,464		$0.36	35,936		$0.63
Less: net undistributed earnings allocated to unvested shareholders	—			(1)
Interest expense and associated bond offering costs (tax-effected)	666	{a}		1,999	{a}

GAAP “if-converted” net income and diluted EPS	21,130		$0.33	37,934		$0.60
Non-GAAP adjustments:
Research and development expenses related to our collaborations	17,000		$0.27	25,000		$0.39
Net gain related to the sale of Medicis Pediatrics	—		—	(2,210)		$(0.04)
Charge related to our investment in Revance	—		—	2,886		$0.04
Income tax effects related to the above transactions	(6,045)		$(0.10)	(752)		$(0.01)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(358)		—	(780)		—

Non-GAAP “if-converted” net income and diluted EPS	$31,727		$0.50	$62,078		$0.98

Shares used in basic net income per common share			57,476			57,101
Shares used in diluted net income per common share			63,317			63,028

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.7 million and $2.0 million are added back to GAAP net income for the three months and nine months ended September 30, 2009, respectively.

Medicis Pharmaceutical Corporation
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share data)

	Three months ended			Nine months ended
	September 30, 2008			September 30, 2008
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net (loss) income	$(14,657)			$18,878
Less: loss (income) allocated to participating securities	314			(296)

GAAP net (loss) income attributable to common shareholders	(14,343)		$(0.26)	18,582		$0.33
Less: net undistributed earnings allocated to unvested shareholders	3			(2)
Interest expense and associated bond offering costs (tax-effected)	666	{a}		3,536	{a}

GAAP “if-converted” net (loss) income and diluted EPS	(13,674)		$(0.22)	22,116		$0.33
Non-GAAP adjustments:
In-process research and development expense related to our acquisition of LipoSonix	30,500		$0.48	30,500		$0.45
Research and development expense related to milestone payment to Ipsen upon the FDA’s acceptance of DYSPORT BLA	—		—	25,000		$0.37
Charge related to our investment in Revance	2,593		$0.04	5,464		$0.08
Lease exit costs related to our former headquarters facility	4,813		$0.08	4,813		$0.07
Income tax effects related to the above transactions	(7,125)		$(0.12)	(16,125)		$(0.24)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(645)		—	(840)		—

Non-GAAP “if-converted” net income and diluted EPS	$16,462		$0.26	$70,928		$1.06

Shares used in basic net income per common share			56,698			56,517
Shares used in diluted net income per common share			62,999			67,123

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and the associated bond offering costs of $0.7 million and $3.5 million are added back to GAAP net income for the three months and nine months ended September 30, 2008, respectively.
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